EXHIBIT 99.3

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF MAX RE CAPITAL LTD.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 30, 2002 of Max Re Capital Ltd. (the “Issuer”).

I, Keith S. Hynes, the Chief Financial Officer of Issuer certify:

(i)	the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: November 13, 2002.

/s/ KEITH S. HYNES

Name:	Keith S. Hynes